UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant  ☐☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Gulf United Energy, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GULF UNITED ENERGY, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2015

To the shareholders of Gulf United Energy, Inc.:

You are hereby notified that a Special Meeting of the shareholders of Gulf United Energy, Inc., a Nevada corporation (the “Company”), will be held at 3 Riverway, Suite 1800, Houston, TX 77056, on May 14, 2015, at 10:00 a.m. central time, to act on the following matters:

(1)	To consider and adopt an amendment to our articles of incorporation to increase the number of authorized shares of common stock of the Company from 700,000,000 to 2,000,000,000.

(2)
To consider and adopt an amendment to our articles of incorporation to effect one or a series of reverse splits of the Company’s Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-40, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and any amendments to the Company’s articles of incorporation are filed with the Nevada Secretary of State (if necessary) no later than April 30, 2016.

(3)	The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders who own shares of our common stock, at the close of business on April 13, 2015, are entitled to notice of and to vote at the Special Meeting.

All shareholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, you are urged to submit your Proxy as promptly as possible according to the enclosed instructions, whether or not you plan to attend the Special Meeting. Submission of a Proxy does not disqualify a shareholder from attending the Special Meeting and voting in person.

By Order of the Board of Directors,

/S/ John B. Connally
John B. Connally
Chief Executive Officer

Dated: April 27, 2015

Important Notice Regarding the Availability of Proxy Materials
For the Special Meeting of Shareholders to be Held on May 14, 2015

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT TO ISLAND STOCK TRANSFER, ATTENTION RESTRICTED STOCK DEPARTMENT, VIA EMAIL TO INFO@ISLANDSTOCKTRANSFER.COM, FACSIMILE TO (727) 289-0010 OR MAIL TO 15500 ROOSEVELT BLVD., SUITE 301, CLEARWATER, FL 33760 OR ONLINE AT WWW.ISLANDSTOCKTRANSFER.COM.

GULF UNITED ENERGY, INC.
P. O. Box 22165
Houston, Texas 77227-2165
_______________________________

PROXY STATEMENT
_______________________________

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2015

The Board of Directors (the “Board”) of Gulf United Energy, Inc. (“we,” “us,” “our” or the “Company”) is soliciting proxies in the form enclosed with this proxy statement for use at the Special Meeting (the “Meeting”) of shareholders of the Company to be held on May 14, 2015 at 10:00 A.M. central time at 3 Riverway, Suite 1800, Houston, Texas 77056 and at any adjournment or postponement thereof. The Company will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common stock, par value $0.001 (the “Common Stock”) in their names and the Company will reimburse them for their reasonable out-of-pocket expenses for this service.

Only shareholders of record at the close of business on April 13, 2015 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, there were issued and outstanding 700,000,000 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. All properly executed, unrevoked proxies on the enclosed form of proxy that are received in time will be voted in accordance with the Stockholder’s directions and, unless contrary directions are given, will be voted for the proposals (the “Proposals”) described below. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Board written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting in person.

The presence in person or by properly executed proxy of holders representing a majority of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will determine whether or not a quorum is present. Shares of Common Stock represented by proxies that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a Proposal. Brokers holding Common Stock for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners. However, brokers have discretionary authority to vote on “routine” matters. Absent specific instructions from the beneficial owners in the case of “non-routine” matters, the brokers may not vote the shares. “Broker non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Meeting on those matters as to which instructions to vote are not provided by the owner.

The Board has adopted and approved each of the Proposals set forth herein as being in the best interest of the Company and recommends that the Company’s shareholders vote “FOR” each of the Proposals.  This Proxy Statement, the accompanying Notice of Meeting and the form of proxy have been first sent to the shareholders on or about April 27, 2015.

QUESTION AND ANSWER SUMMARY: ABOUT THE MEETING

Why am I receiving these proxy materials?

You are receiving these proxy materials from us because you were a shareholder of record of Gulf United Energy, Inc. at the close of business on the Record Date (April 13, 2015). As a shareholder of record, you are invited to attend the Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What is being voted on at the Meeting?

The Board is asking shareholders to consider two items at this Meeting of shareholders:

1.             To approve an amendment of the Company’s current articles of incorporation to increase the number of authorized shares of Common Stock from 700,000,000 to 2,000,000,000

2.             To approve an amendment of the Company’s current articles of incorporation to effect one or a series of reverse splits of the Company’s Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-40, with the exact ratio to be set within such range in the discretion of the Board, without further approval or authorization of the Company’s shareholders, provided that the Board determines to effect the reverse stock split and any amendments to the Company’s articles of incorporation are filed with the Nevada Secretary of State (if necessary) no later than April 30, 2016.

What are the reasons for the Meeting?

The Company has issued all of its authorized shares of Common Stock.  However, the Company currently has derivative securities issuable into 964,332,336 shares of our Common Stock.  The Company is seeking the above amendments to the Company’s articles of incorporation so that the Company may issue shares upon conversion/exercise of the currently existing derivative securities.  Additionally, we believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities for business acquisitions or otherwise.  To date, the Company has not identified any favorable opportunities for business acquisitions.

Who can vote at the Meeting?

The Board has set April 13, 2015 as the Record Date for the Meeting. Only persons holding shares of our Common Stock of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting. Each share of our Common Stock will be entitled to one vote per share on each matter properly submitted for vote to our shareholders at the Meeting. On the Record Date, there were 700,000,000 shares of our Common Stock outstanding held by a total of approximately 135 shareholders of record.

What constitutes a quorum for the Meeting?

To constitute a quorum for the Meeting, we need a majority of the votes entitled to be cast to be present, in person or by proxy, including votes as to which authority to vote on any proposal is withheld, holders of shares of Common Stock  abstaining as to any Proposal, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer’s shares of Common Stock on one or more matters) on any Proposal, all of which will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the Meeting.

How do I vote?

Registered Stockholders have three voting options: (1) voting at the Meeting; (2) completing and sending in the enclosed proxy card; or (3) casting a vote on the Internet for such shares.

How do I cast my vote on the internet?

www.islandstocktransfer.com

If you vote by Internet, please do not send your proxy card.

Should you have any questions, or need additional assistance with electronic voting, contact Island Stock Transfer at info@islandstocktransfer.com or call (727) 289-0010 (9:00-4:30 EST).

To whom and how do I send the enclosed proxy card?

There are several ways to submit your proxy card, including by

•	by signing and e-mailing your proxy card to the Company’s transfer agent info@islandstocktransfer.com, attention Restricted Stock Department;

•	by signing and faxing your proxy card to the Company’s transfer agent at (646) 536-3179, Attn Restricted Stock Department; or

•	by signing your proxy card and mailing it to the Company’s transfer agent at Island Stock Transfer, Attn: Restricted Stock Department, 15500 Roosevelt Blvd., Suite 301, Clearwater, FL 33760.

If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

How many votes do I have?

Each record holder of Common Stock is entitled to one vote per share of Common Stock.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary, at the address indicated above, either a written notice of revocation, a duly executed proxy bearing a later date, or if you vote in person at the Meeting. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted proxy.

Any written notice of revocation sent to us must include the Stockholder’s name and must be received prior to the Meeting to be effective.

What vote is required to approve each item?

The proposal to amend the Company’s articles of incorporation to increase the number of authorized shares of Common Stock (Proposal 1) and to effect the reverse stock split (Proposal 2) must receive the affirmative vote of a majority of all of the shares of our Common Stock issued and outstanding and entitled to vote for those proposals to be approved.  This means that an abstention or a failure to submit a proxy or vote in person at the Meeting will have the same effect as a vote “Against” Proposal 1 and Proposal 2.

No shareholder will have appraisal or dissenters rights with respect to any of the Proposals.  Each of these Proposals is subject to a separate consent, and approval of each Proposal is not dependent on approval of any other proposal.

What is a “broker non-vote”?

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on   routine matters   (such as ratification of the appointment of independent accountants), but not on   non-routine matters   (such as shareholder proposals). Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but not non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are broker non-votes counted?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.  As described above, a broker non-vote will have the same effect as a vote “Against” Proposal 1 and Proposal 2.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the Meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. As described above, an abstention will have the same effect as a vote “Against” Proposals 1 and Proposal 2. .

How does the Board recommend that I vote?

Our Board unanimously recommends that our shareholders vote “FOR” both Proposals to be presented at the meeting.

Other Matters

If you hold your shares of Common Stock in street name, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares of Common Stock may not be voted on those matters and will not be counted in determining the number of shares of Common Stock necessary for approval. Shares of Common Stock represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

The Company’s transfer agent is Island Stock Transfer. Votes cast by proxy will be counted by Island Stock Transfer.  Votes cast by persons attending the Meeting will be counted by the independent person that we will appoint to act as election inspector for the Meeting.  The cost of soliciting proxies will be borne by the Company.  In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs.  The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

PROPOSAL 1

AMENDMENT TO INCREASE THE AUTHORIZED COMMON STOCK
General

The Board has unanimously approved an amendment to the Company’s articles of incorporation to increase the number of shares of Common Stock authorized for issuance from 700,000,000 to 2,000,000,000.  At the Meeting, the shareholders will be asked to consider and vote upon this proposed amendment.  The amendment as described in this Proposal 1, if approved by the Company’s shareholders, would become effective when filed with the Nevada Secretary of State.   The text of the specific amendment language is attached to this Proxy Statement as Appendix A.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock and will not affect the relative voting power or equity interest of any shareholder.   However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. Other than the ability for the Company to issue up to 964,332,336 shares underlying outstanding derivative securities, this amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares.

Reasons for Amendment to Articles of Incorporation

Currently, the Company’s articles of incorporation authorizes the issuance of 700,000,000 shares of Common Stock and 50,000,000 shares of preferred stock. The Company has not designated or issued any preferred stock.  As of the Record Date, there were 700,000,000 shares of Common Stock issued and outstanding and 964,332,336 shares of Common Stock underlying outstanding derivative securities.  As of the Record Date, not including the shares underlying the Company’s outstanding derivate securities, we have no shares of Common Stock that are authorized to be issued and are unissued.  The Company is seeking the above amendments to the Company’s articles of incorporation so that the Company may issue shares upon conversion/exercise of the currently existing derivative securities.

We do not presently have any agreements, commitments or arrangements regarding the issuance of shares of our Common Stock that would be newly authorized upon the increase to our authorized capital stock as contemplated in this Proposal, other than to be able to issue up to 964,332,336 shares of Common Stock upon exercise and/or conversion of our outstanding derivative securities, including  878,046,869  shares of Common Stock underlying convertible notes and warrants held by Mr. Askew and five million shares underlying options held by our officers and directors.  The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights.

In December 2013, James Askew acquired warrants to purchase 145,500,702 shares of Common Stock and $3,841,284.00 of past due indebtedness convertible into 881,028,441 shares of Common Stock (of which 148,482,274 shares were issued upon conversion of a principal amount of $647,383 in November 2014).  Upon amendment to the articles of incorporation to increase the number of shares of authorized Common Stock, the Company will be able to issue shares of its Common Stock upon exercise and/or conversion of these derivative securities held by Mr. Askew.

The Effects, if any, on the Increase in the Company’s authorized shares of Common Stock

The amendment will not affect the relative voting power or equity interest of any shareholder. However, additional shares of Common Stock would continue to be available for issuance from time to time in the future.  The shares issued pursuant to the increase in the authorized shares (including the issuance of shares upon conversion/exercise of the outstanding derivative securities), will dilute the percentage ownership interest of existing holders of our Common Stock and the value of the shares held by such shareholders may be diluted.

The Company’s articles of incorporation presently authorizes 700,000,000 shares of Common Stock and 50,000,000 shares of preferred stock. The adoption of the proposal to amend the Company’s articles of incorporation would increase the authorized number of shares Common Stock from 700,000,000 to 2,000,000,000.  After the adoption of this amendment but without giving effect to a reverse split as contemplated in Proposal 1, 700,000,000 shares of Common Stock will be issued and outstanding (not giving effect to 964,332,336 shares of Common Stock underlying outstanding derivative securities) and no shares of preferred stock would be issued and outstanding.

For illustrative purposes only, the following table shows the effect on our authorized shares of Common Stock if the increase in authorized shares pursuant to this Proposal is effected:

	On Record Date	Assuming Approval of Amendment
Authorized Shares of Common Stock	700,000,000	2,000,000,000
Issued and Outstanding Shares of Common Stock*	700,000,000	700,000,000
Shares of Common Stock available for future issuance	0	1,300,000,000
*      This does not include 964,332,336 shares of Common Stock underlying outstanding derivative securities.

As a result of the amendment, additional shares of Common Stock would be available from time to time in the future, for any proper corporate purpose, including upon conversion/exercise of existing derivative securities, equity financings, stock splits, stock dividends, acquisitions, stock option plans and other employee benefit plans, and for strategic transactions. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities, to respond to a changing corporate environment and be able to issue Common Stock upon exercise of outstanding derivative securities.  Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights.

The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect.  For example, the issuance of a large block of Common Stock could dilute the ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction, including the issuance of up to 878,046,869 shares of Common Stock upon exercise and/or conversion of these derivative securities held by Mr. Askew.  However, the increase in authorized capital stock has not been authorized in response to any effort of which the Company is aware to accumulate shares of our capital stock to obtain control of the Company.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company.

Our articles of incorporation and bylaws currently include certain other provisions that may have an anti-takeover effect, including the Board of Directors right to issue preferred stock without obtaining additional approval of our stockholders.  The Board does not currently contemplate recommending the adoption of any other amendments to our articles of incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company.  Additionally, the Company has no current plans to use the newly authorized shares of Common Stock in connection with any merger, consolidation, or other business combination transaction.

Vote Required

Approval of the amendment to increase the authorized shares of Common Stock requires the affirmative votes of holders of a majority of all of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR”
THE PROPOSAL TO INCREASING THE AUTHORIZED SHARES
FROM 700,000,000 TO 2,000,000,000 SHARES OF COMMON STOCK.

PROPOSAL 2

APPROVAL OF A REVERSE SPLIT OF OUR COMMON STOCK

General

The Company’s Board believes that it is in the best interests of the Company and its shareholders to grant the Board the sole discretion to amend the Company’s articles of incorporation to effect one or a series of reverse splits of the Company’s Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-40, with the exact ratio to be set within such range in the discretion of the Board, without further approval or authorization of the Company’s shareholders, provided that the Board determines to effect the reverse stock split and any amendments to the Company’s articles of incorporation are filed with the Nevada Secretary of State (if necessary) no later than April 30, 2016.

If this Proposal 2 is approved, the Board would have the sole discretion to elect to effect one or a series of reverse splits of all outstanding shares of our Common Stock at any time until April 30, 2016, in a range of not less than 2 and not greater than 40.  The Board would also have the sole discretion not to effect the reverse stock split if it concluded it was not in the best interest of the shareholders of the Company. Providing this authority to the Board, rather than mere approval of an immediate reverse stock split, would give the Board flexibility to react to market conditions and act in the best interests of the Company and our shareholders.  The Company believes that giving the Board the authority, but not the requirement, to execute a reverse stock split as well as the availability of a range of reverse split ratios will provide it with the flexibility to implement the reverse stock split, if it does at all, in a manner designed to maximize the anticipated benefits for the Company and its shareholders. In determining which reverse stock split ratio to implement, the Board may consider, among other things, factors such as:

•	the initial listing requirements of various stock exchanges;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of any reverse split on the trading market for our Common Stock;

•	the anticipated impact of a particular ration on our ability to reduce administrative and transactional costs;

•	projections for our financial condition and results of operations over various time horizons;

•	potential acquisition or financing opportunities; and

•	prevailing general market and economic conditions.

If the Board determines to effect a reverse split, the Company would file an amendment to our articles of incorporation with the Nevada Secretary of State.  The Company would also obtain a new CUSIP number for the Common Stock at the time of the reverse split. The Company must provide FINRA at least ten (10) calendar days advance notice of the effective date of a reverse stock split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Purpose

The purpose of any reverse stock split is to attempt to increase the per share trading value of the Company’s Common Stock. The Board intends to effect a reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for the Common Stock, to make access to a national securities market listing possible, to increase the marketability of its stock to potential new investors and its ability to attract institutional investors to hold its shares, while decreasing the volatility of the stock price, and only if the implementation of a reverse stock split is determined by the Board to be in the best interests of the Company and our shareholders at that time.  However, in many cases, the market price of a Company’s shares declines after a reverse stock split. If the trading price of the Company’s Common Stock increases without a reverse stock split, the Board may use its discretion not to implement subsequent reverse splits.

In addition, our Board will consider that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels.  For the same reason, brokers may be reluctant to recommend lower-priced stocks to their clients, or may discourage their clients from purchasing such stocks.  Other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks.  Our Board believes that, to the extent that the price per share of our Common Stock remains at a higher per share price as a result of a reverse split, some of these concerns may be ameliorated.  The combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of our Common Stock.

The Board does not intend for any of these transactions to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.  If the Board ultimately determines to effect a reverse stock split, no action on the part of the shareholders is required. The Board may determine to delay the reverse split up until twelve months or determine not to effect the reverse split at all.

Effects of a Reverse Split

After the effective date of a proposed reverse stock split, each shareholder will own a reduced number of shares of Common Stock. As of the Record Date, 700,000,000 shares of Common Stock were issued and outstanding.  Depending on the ratio for a reverse stock split determined by our Board, a minimum of two and a maximum of forty shares of existing Common Stock will be combined into one new share of Common Stock.  The table below shows, as of the Record Date, the number of outstanding shares of Common Stock (excluding treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-2	350,000,000
1-for-3	233,333,333
1-for-4	175,000,000
1-for-5	140,,000,000
1-for-6	116,666,667
1-for-7	100,000,000
1-for-8	87,500,000
1-for-9	77,777,778
1-for-10	70,000,000
1-for-11	63,636,364
1-for-12	58,333,333
1-for-13	53,846,154
1-for-14	50,000,000
1-for-15	46,666,667
1-for-16	43,750,000
1-for-17	41,176,471
1-for-18	38,888,889
1-for-19	36,842,105
1-for-20	35,000,000
1-for-21	33,333,333
1-for-22	31,818,182
1-for-23	30,434,783
1-for-24	29,166,667
1-for-25	28,000,000
1-for-26	26,923,077
1-for-27	25,925,926
1-for-28	25,000,000
1-for-29	24,137,931
1-for-30	23,333,333
1-for-31	22,580,645
1-for-32	21,875,000
1-for-33	21,212,121
1-for-34	20,588,235
1-for-35	20,000,000
1-for-36	19,444,444
1-for-37	18,918,919
1-for-38	18,421,053
1-for-39	17,948,718
1-for-40	17,500,000

The actual number of shares issued after giving effect to a reverse split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board.

The proposed reverse stock split will affect all common shareholders uniformly and will not affect any shareholders’ percentage interest in the Company (except for shareholders receiving one whole share for a fractional share interest).  Neither the authorized but unissued shares of Common Stock nor the par value for our Common Stock will adjust as a result of a reverse split.

Shareholders should also recognize that once a reverse split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse split divided by a number between 2 and 40).  While we expect that a reverse split will result in an increase in the per share price of our Common Stock, a reverse split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding.  It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding.  The history of similar reverse splits for companies in similar circumstances is varied.   We cannot predict the effect of any reverse stock split upon the market price over an extended period and, in some cases, the market value of a company’s Common Stock following a reverse split declines.

Once a reverse split is effected and should the per share price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse split.  Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after a reverse split

Additionally, any outstanding options, warrants, rights, or other derivative securities convertible or exchangeable into shares of our Common Stock as of the effective date of a split that are subject to adjustment will be adjusted accordingly. These adjustments may include adjustments to the number of shares of Common Stock that may be obtained upon exercise or conversion of the securities, the applicable exercise or purchase price as well as other adjustments.

Further, an effect of the existence of authorized but un-issued capital stock may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company’s management. If, in the due exercise of its fiduciary obligations, for example, the Board were to determine that a takeover proposal was not in the Company’s best interests, such shares could be issued by the Board without shareholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not have any current plans, proposals, or arrangements to propose any amendments to its articles of incorporation or bylaws that would have a material anti-takeover effect.

Moreover, as a result of any reverse split, some shareholders may own less than 100 shares of the Common Stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those shareholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares of Common Stock.

No fractional shares of post-reverse split Common Stock will be issued to any shareholder. In lieu of any such fractional share interest, each holder of pre-reverse Common Stock who would otherwise be entitled to receive a fractional share of post-reverse Common Stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse Common Stock held by such holder.

The Company does not presently have any definitive agreement(s) to issue any shares of Common Stock available as a result of a reverse stock split.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the U.S. federal income tax consequences to a shareholder who exchanges shares pursuant to the reverse stock split. This discussion is for general information only and is not intended to be a complete description of all potential tax consequences to a particular shareholder. Nor does it describe state, local or foreign tax consequences. Any written tax advice contained herein was not written or intended to be used (and cannot be used) by any taxpayer for the purpose of avoiding penalties that may be imposed under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

This discussion is based on current provisions of the Code, Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively. We have not sought nor will we seek any rulings from the IRS with respect to the U.S. federal income tax consequences discussed below. The discussion below is not in any way binding on the IRS or the courts or in any way constitutes an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.

The Company will not recognize any gain or loss for tax purposes as a result of the reverse stock split. Furthermore, the reverse stock split will not result in the recognition of gain or loss to our common shareholders. The holding period for the shares of Common Stock each shareholder receives will include the holding period of the shares exchanged in the reverse stock split. The aggregate adjusted basis of the new shares of Common Stock will be equal to the aggregate adjusted basis of the old shares exchanged in the reverse stock split.

Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Accounting Matters

The proposed amendment to the Company’s articles of incorporation to effect a reverse split will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share.  The stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to any reverse split.  Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Exchange Act Matters

Our Common Stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  Any reverse split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder.  Our Common Stock is currently listed for quotation on OTC Markets, formerly known as the “Pink Sheets” under the symbol “GLFE.PK”.  Unless a reverse split is done in connection with an initial listing on a national stock exchange such as The NASDAQ Capital Market or NYSE, our Common Stock will continue to be listed for quotation on the OTC Markets.  In any event, our Common Stock will be traded under a new symbol, which we will request once a reverse stock split is complete.  The CUSIP number for our Common Stock will also change in connection with a reverse split and will be reflected on new certificates issued by the Company and in electronic entry systems.

Effective Date and Exchange of Stock Certificates

A proposed reverse stock split would become effective as set forth in a certificate of amendment filed with the Nevada Secretary of State.  On the effective date of a reverse split, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of Common Stock in accordance with the reverse split ratio determined by the Board. As soon as practical after the effective date, the shareholders will be notified that a reverse split has been effected.

Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective time, a letter of transmittal will be sent to our shareholders of record as of the effective time for purposes of surrendering to the transfer agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal.  No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent.  From and after the effective time, any certificates formerly representing pre-reverse split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Vote Required

The approval of the amendment to effect one or a series of reverse splits at a range of 1-for-2 and 1-for-40, at the sole discretion of the Board, requires the affirmative votes of holders of a majority of all of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR”
THE PROPOSAL TO APPROVE A REVERSE SPLIT OF OUR COMMON STOCK.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number and percentage of outstanding shares of Common Stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock; (b) each of our directors; (c) the named executive officers as defined in Item 402 of Regulation S-K; and (d) all current directors and executive officers, as a group.  As of April 13, 2015, there were 700,000,000 shares of Common Stock deemed issued and outstanding.

Unless otherwise stated, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or group of persons, the number of shares beneficially owned by such person or group of persons is deemed to include the number of shares beneficially owned by such person or the members of such group by reason of such acquisition rights, and the total number of shares outstanding is also deemed to include such shares (but not shares subject to similar acquisition rights held by any other person or group) for purposes of that calculation.  As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.  To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.  The address for each of the beneficial owners is the Company’s address.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class Beneficially Owned
Named Executive Officers and Directors:
John Connally	44,650,0001	6.38%

John Seitz	2,591,6672	*

David Pomerantz	233,3342	*
All directors & executive officers as a group (3 persons)
Shareholders of Greater Than 5%:	47,475,001	6.78%
James Askew	224,112,3973	32%

1 Does not include an option to purchase 3 million shares at $0.08 per share.
2 Does not include an option to purchase 1 million shares at $0.08 per share.
3 Does not include 878,046,869 shares underlying outstanding convertible notes and warrants.

__________________
* Less than one percent.

OTHER MATTERS

No other business will be presented for consideration at the Special Meeting

Delivery of Documents to Stockholders Sharing an Address

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, information statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of this document to you if you call or write us at the following address or phone number: Gulf United Energy, Attn: John Connally, 3 Riverway, Suite 1800, Houston, Texas 77056 or 713-209-2950.  If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Where you can Find Additional Information.

The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-0213. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company’s filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.  We maintain a website at http://www.gulfunitedenergy.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to the SEC.

By Order of the Board of Directors,

/S/ John B. Connally
John B. Connally
Chief Executive Officer
April 27, 2015

Appendix A

AMENDMENT REGARDING INCREASE IN NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK (PROPOSAL 1)

If Proposal 1 is approved, the first section of Article 4, entitled “Common Capitalization,” of the articles of incorporation of the Company, will be amended as follows:

The Corporation shall have the authority to issue 2,000,000,000 shares of common voting stock having a par value of $0.001 per share.  All common voting stock of the Corporation shall be of the same class and shall have the same rights and preferences.  Fully paid stock of the Corporation shall not be liable for further call or assessment.  The authorized shares shall be issued at the discretion of the Board of Directors of the Corporation.

PROXY

GULF UNITED ENERGY, INC.
SPECIAL MEETING OF STOCKHOLDERS
MAY 14, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Gulf United Energy, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and appoints John Connally with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of Common Stock of the Company of the undersigned at the Special Meeting of Shareholders of the Company to the held at 10:00 A.M., Central Time, May 14, 2015, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.  The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED:

•	“FOR” PROPOSAL 1 TO INCREASE THE AUTHORIZED SHARES OF COMPANY COMMON STOCK FROM 700,000,000 TO 2,000,000,000
•	“FOR” PROPOSAL 2 TO EFFECT ONE OR A SERIES OF REVERSE SPLITS AT A RANGE OF NOT LESS THAN 1-FOR-2 AND NOT GREATER THAN 1-FOR-40

(1)	APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 700,000,000 TO 2,000,000,000

	 FOR	 AGAINST	 ABSTAIN

(2)
APPROVAL OF AN AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO OF NOT LESS THAN ONE-FOR-TWO AND NOT GREATER THAN ONE-FOR-FORTY, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS

	 FOR	 AGAINST	 ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

[Signature page follows]

Dated: ______________________, 2015 Signature: ___________________________________ Signature if held jointly: ___________________________________

(Please sign exactly using the name(s) in which the stock is titled. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

To be represented at the Special Meeting, this proxy form must be received at the office of the Company’s transfer agent, Island Stock Transfer, by email, mail or facsimile voting no later than May _____, 2015 at 8:00 a.m. (Central Standard Time) or may be accepted by the Chairman of the Special Meeting prior to the commencement of the Special Meeting. The voting instructions are:

PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND SEND IT TO THE COMPANY’S TRANSFER AGENT, ATTN: RESTRICTED STOCK DEPARTMENT, BY ONE OF THE FOLLOWING METHODS:

EMAIL:                      info@islandstocktransfer.com

FASCIMILE:            (727) 289-0069

MAIL:                        Island Stock Transfer
    15500 Roosevelt Blvd., Suite 301
    Clearwater, FL  33760

YOU CAN VOTE ONLINE BY:

Go online to www.islandstocktransfer.com, select “Vote Your proxy” and enter the “control code,” which can be found on the proxy card included with this Proxy.

If you vote by Internet, please do not send your proxy card.

Should you have any questions, or need additional assistance with voting, contact Island Stock Transfer at info@islandstocktransfer.com or call (727) 289-0010 (9:00-4:30 EST).